                                                                   EXHIBIT 10.16

                                    SUBLEASE

     This instrument dated as of September 21, 1996, is a Sublease between GENZYME CORPORATION, a Massachusetts corporation ("Sublessor"), and DYAX CORP., a Delaware corporation ("Sublessee").

     The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                      SUMMARY OF BASIC SUBLEASE PROVISIONS
                      ------------------------------------

1.1  BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Commencement Date:          September 21, 1996.

Sublessor:                  Genzyme Corporation

Present Mailing Address
of Sublessor:               One Kendall Square, Building 1400
                            Cambridge, Massachusetts 02139

Sublessee:                  Dyax Corp.

Present Mailing Address
of the Sublessee:           One Kendall Square, Building 600
                            Cambridge, Massachusetts 02139

Permitted Uses:             Offices, research, development, laboratories,
                            manufacturing, storage, marketing and sales of biologically derived products in connection with biological and chemical research.

Premises:                   16,183 rentable square feet of office and laboratory
                            space located on the fifth floor of the building known as Building 600, One Kendall Square,
                            Cambridge, Massachusetts (the "Building"), as approximately shown on the sketch attached hereto as Exhibit A. The Premises demised under this Sublease comprise a portion of the Leased Premises

                            (as defined in the Prime Lease) leased to Sublessor by Prime Lessor under the Prime Lease (as defined below).

Prime Lease:                That certain lease, dated as of December 20, 1988,
                            between the Trustees of Old Kendall Realty Trust, as lessor (the "Prime Lessor"), and Sublessor, as lessee as most recently amended by a Third
                            Amendment dated March 8, 1996; a copy of the pertinent provisions of the Prime Lease is attached hereto as Exhibit B.

Rent:                       $614,954 per annum ($38 per sq. ft.)/$51,246.16
                            per month [BUT SEE Section 6.1(e) below for Sublessee's rights for a limited "rent free" period for the "Expansion Space" portion of the Premises].

Sublease Term or Term:      Beginning on the Commencement Date and expiring
                            on September 30, 1998.

                                   ARTICLE II

                                    PREMISES
                                    --------

2.1  SUBLEASE OF PREMISES

     Sublessor hereby leases to Sublessee, and Sublessee hereby accepts and leases from Sublessor, upon and subject to the terms and provisions of the Prime Lease, all of Sublessor's right, title and interest in and to the Premises for the Sublease Term. As appurtenant to the Premises, Sublessee shall be entitled to the appurtenant rights set forth in clauses (a) and (b) of Section 2 of the Prime Lease, subject in all events to the Prime Lessor's rights reserved and excepted in such clauses.

2.2  PRIME LEASE

2.2.1 Sublessor hereby represents and warrants that: (i) Sublessor is lessee under the Prime Lease and has the full right to enter into this Sublease; (ii) the Prime Lease is in full force and effect and that Sublessor has submitted to Sublessee a true and complete copy of those portions of the Prime Lease that are pertinent to Sublessee's rights and obligations under this Sublease; (iii) Sublessor has not received any notice of default thereunder from Prime Lessor, nor is Sublessor aware of any default thereunder by Sublessor or Prime Lessor or of any event or condition which, but for the passage of time or the giving of notice or both, would constitute a default thereunder by Sublessor or Prime Lessor; and (iv) to Sublessor's knowledge and belief, the Premises and their electrical, mechanical, plumbing, heating, ventilating, and air conditioning systems and all fixtures and equipment built into the Premises are in good working order and repair. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected. Sublessee also warrants and acknowledges that it is satisfied with the present condition of the Premises (which Sublessee takes "as is" without any representation or warranty by Sublessor regarding the condition of the Premises [except as set forth in Section 2.2.1 (iv) above] or the fitness of the Premises for any particular use, and without obligation of any kind on Sublessor to make any repairs or improvements thereto), and with Sublessee's ability to use the Premises on the terms herein set forth.

2.2.2 The Prime Lease is by this reference incorporated into and made a part hereof, except that:

          (i) all references in the Prime Lease to "Lessor", "Lessee", "Lease" and "Leased Premises", respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease and the Premises subleased hereunder, respectively; except that all references in the following sections and/or provisions of the Prime Lease to "Lessor", "Lessee", "Lease", and "Leased Premises", respectively, shall be deemed to refer to "Prime Lessor", "Sublessee", this "Sublease" and the "Premises subleased hereunder", respectively [i.e., it is the intention of the parties that Prime Lessor shall retain all of its rights and obligations under such sections and/or provisions; that Sublessor shall not be entitled to exercise any of Prime Lessor's rights, nor shall be bound by any of Prime Lessor's obligations, under such sections and/or provisions; and that Sublessee shall be entitled to exercise all of Tenant's rights, and shall be bound by all of Tenant's obligations, under such sections and/or provisions]:

          (a) All of Section 2 except for the first sentence (relating to appurtenant rights and Prime Lessor's reserved rights)
          (b)  Section 6 (Utilities and Other Services)
          (c) The second and the second from the last sentence of Section 10 (relating to Lessor's obligations to maintain HVAC systems, the Building and its structural and mechanical systems); EXCEPT THAT Sublessee shall have no obligation to make any payments to Lessor for maintenance of the HVAC System
          (d)  Section 13 (Subordination)
          (e)  Section 19 (Rules and Regulations)

          (ii) the following sections and/or provisions of the Prime Lease are expressly EXCLUDED from this Sublease (i.e., they shall NOT be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:

          (a) The first sentence of Section 2 (Leased Premises) (relating to the description of the Leased Premises)
          (b)  Section 2A (Parking)
          (c)  Section 3.1 (Term)
          (d)  Section 3.2 (Condition of the Premises)
          (e)  Section 3.2.1 (Lessee's Improvement Work)
          (f)  Section 3A (Construction of Bridge Between Buildings 700 and
               1400)
          (g)  Section 4 (Rent)
          (h)  Section 4A (Rent Commencement)
          (i)  Section 5 through 5.4.5 (Rent Adjustments)

          (j) The first six lines of Section 9A, beginning with "LESSOR agrees to keep the Building..." and ending with "boilers and other machinery and equipment, and"
          (k) Section 10, except to the extent included in Section 2.2.2(i) above
          (l)  Section 12 (Assignment-Subletting)
          (m)  Sections 17 through 17A (Fire, Casualty and Eminent Domain)
          (n)  Section 20 (Broker)
          (o)  Section 22 (Notice)
          (p)  Section 24 (Expansion Rights)
          (q)  Section 25 (Option to Extend)

2.2.3 This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises.

2.2.4 Notwithstanding anything contained in this Sublease to the contrary, Sublessor shall have no obligation during the term of this Sublease to provide any services of any nature whatsoever to Sublessee or to, in or for the benefit of the Premises or to expend any money for the preservation or repair of the Premises, or to observe or perform any obligations of Sublessor under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Lessor for the benefit of Sublessor with respect to the Premises, and Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Sublessee may be entitled under this Sublease. Sublessor shall, however, upon the request of Sublessee from time to time (which may be oral), notify Prime Lessor of any default by Prime Lessor under the Prime Lease with respect to the Premises and to use reasonable efforts to cause Prime Lessor to provide such services, expenditures or obligations. For purposes of this Sublease and during the term of this Sublease, Sublessor's only obligations as lessee under the Prime Lease with respect to the Premises shall be to make those payments of rent due to Prime Lessor thereunder, and to make those payments due to the utility providers for utility services (including HVAC, electricity, water and sewer) which are separately metered and furnished to the Leased Premises, which payments Sublessor hereby agrees to make in timely fashion, and to use reasonable efforts to cause Prime Lessor to provide the aforesaid services, expenditures and obligations. It is the intention of the parties that Sublessee comply with, and Sublessee agrees to comply with, all of the Sublessor's obligations as lessee under the Prime Lease (not excluded under Section 2.2.2 above and except for Sublessor's obligations to pay rent and utility charges to Prime Lessor and others) with respect to the Premises to the same extent and with the same force and effect as if Sublessee were lessee thereunder and Sublessee hereby agrees to so comply with all of Sublessor's such obligations under the Prime Lease with respect to the Premises. Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under Prime Lease; if, however, Sublessor is entitled to a rent abatement equitably allocable to the Premises as a result of any default by Prime Lessor, Sublessee shall be entitled to receive its fair and equitable share of such abatement. If Prime Lessor shall default under any of its obligations under the Prime Lease with respect to the Premises, Sublessee shall have the right, at Sublessee's expense, but in the name of Sublessor, to make demand or prosecute any appropriate action or proceeding against Prime Lessor for the enforcement of the obligations of Prime Lessor with respect to the Premises. Sublessor agrees that it will cooperate with Sublessee in such actions and proceedings and will sign such demand, pleadings and/or other papers as may be required or appropriate, to enable the Sublessee to proceed in Sublessor's name to enforce the obligations of Prime Lessor; but Sublessee will pay all costs and expenses in the prosecution of any action or any proceeding so taken by Sublessee and agrees to defend and indemnify Sublessor against all costs and liability arising therefrom.

2.2.5 Sublessee shall neither do, nor permit to do nor permit to be done, anything that would increase Sublessor's obligations to Prime Lessor under the Prime Lease (unless Sublessee shall indemnify Sublessor from such increased obligation) or that would cause the Prime Lease to be terminated or forfeited. Sublessor hereby agrees that it shall not amend or modify the Prime Lease in any manner that affects the Premises subleased hereunder without Sublessee's prior consent, which consent shall not be unreasonably withheld.

2.2.6 Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublessor or Prime Lessor to the other.

2.2.7 Sublessor and Sublessee hereby acknowledge that portions of the Premises have direct access to portions of the Leased Premises located in Buildings 650 and 700 by means of existing interior corridors and doors. In recognition of Sublessor's reasonable business safety, security and confidentiality needs, Sublessee agrees that, except for its limited restroom/lavatory access rights described in Section 2.3 below, Sublessee shall have no right whatsoever to enter or have access to or otherwise use any space in Buildings 650 and 700.

2.3  SUBLESSEE'S RIGHTS RE BUILDING 700 LAVATORY USE

     Sublessor and Sublessee hereby acknowledge that, based upon Sublessee's anticipated use of the Premises, the number of restroom/lavatory facilities located in the Premises may be inadequate to meet Sublessee's expected need for restroom/lavatory facilities. Accordingly to enable Sublessee to avoid the cost of installing in the Premises the additional restroom/lavatory facilities that might otherwise be required as a practical matter for Sublessee's expected need, Sublessor hereby grants to Sublessee, subject to the conditions described below, the right (the "Bldg 700 Lavatory Rights"), in common with Sublessor, to have access through the fifth floor of Buildings 650 and 700 for the limited purpose of traveling to and from, and use of, the restroom/lavatory facilities located on the fifth floor of Building 700 and labeled "Fifth Floor Lavatories" on the Attached Exhibit A; Sublessor also hereby grants to Sublessee the right to have access through the fifth floor of Buildings 650 and 700 for the additional limited purposes of having access to emergency exits during emergency situations. Sublessee's Bldg 700 Lavatory Rights shall be in all events subject to the following conditions:

     (a) The Bldg 700 Lavatory Rights may only be exercised during regular business hours; as of the date of this Sublease, regular business hours are 8AM to 6PM Mondays through Fridays, and 8AM to 1PM on Saturdays, but excluding holidays. Neither Sublessee nor any Permitted User (as defined below) nor any other person claiming by, through or under Sublessee shall have any right whatsoever to exercise the Bldg 700 Lavatory Rights at any time outside regular business hours.

     (b) The Bldg 700 Lavatory Rights may only be exercised by (x) "Authorized Personnel" (as defined below) and (y) visitors, customers, contractors and other invitees of Sublessee who are accompanied by Authorized Personnel (Authorized Personnel and such other persons are referred to herein collectively as "Permitted Users").

     (c) In exercising the Bldg 700 Lavatory Rights, Permitted Users shall be authorized to enter and exit Building 700 only through the one door labelled "Access Door" on the attached Exhibit A, and once inside Building 700, Permitted Users shall be authorized to travel between the Access Door and the Fifth Floor Lavatories only through the portions of the corridor labelled "Access Corridor" on Exhibit A. Neither Sublessee nor any Permitted User nor any person claiming by, through or under Sublessee shall have any right whatsoever to enter or travel through any portion of Buildings 650 and 700 other than the Access Door, the Access Corridor and the Fifth Floor Lavatories.

     (d) For purposes of this Sublease, "Authorized Personnel" shall mean those individual directors, officers and employees of Sublessee who have (x) received written instructions approved by Sublessor that describe the times when, and the terms and conditions under which, the Bldg 700 Lavatory Rights may be exercised;
(y) signed and delivered to Sublessor's Director of Security (or his designee) a confidentiality agreement in form and substance satisfactory to Sublessor; and
(z) received from Sublessor's Director of Security (or his designee) a security card which shall enable such person to have access through the Security Doors.

     If Sublessee, any Permitted User or any other person claiming by, through or under Sublessee shall fail to observe and/or perform any of the terms, provisions, conditions, restrictions, or agreements set forth in this Section
2.3 (including without limitation any failure to observe and/or perform any of the terms, provisions, conditions, restrictions or agreements contained in the confidentiality agreement described above), and such failure continues for five
(5) days after Sublessee's written notice of such failure from Sublessor, then Sublessor shall have the right at any time thereafter to terminate and revoke the Building 700 Lavatory Rights. In such case, the Sublessee shall, at its sole expense, be solely responsible for undertaking whatever steps are necessary to provide within the Premises the minimum number of restroom/lavatories required for Sublessee's needs in the Premises.

                                   ARTICLE III

                                TERM OF SUBLEASE
                                ----------------

3.1  TERM

     The Sublease Term of this Sublease shall be for the period specified in
Section 1.1 as the Sublease Term, unless earlier terminated or extended as provided below.

                                   ARTICLE IV

                              CONDITION OF PREMISES
                              ---------------------

4.1  CONDITION OF PREMISES

     (a) Sublessee agrees to accept the Premises "as is", generally in the same order and condition as the Premises are in as of the date hereof, and agrees that Sublessor is under no obligation to perform any work upon or alteration to the Premises for Sublessee's use and occupancy, other than to deliver the Premises to Sublessee on the Commencement Date.

     (b) Sublessor will permit Sublessee and its agents to enter the Premises prior to the Commencement Date in order to perform through Sublessee's own contractors (to be first approved by Sublessor) any work necessary to prepare the Premises for Sublessee's occupancy; all such work shall be performed substantially in accordance with plans approved by Sublessor and Prime Lessor. The foregoing license to enter prior to the Commencement Date is conditioned upon Sublessee's workmen and mechanics working in harmony and not interfering with the labor employed by Sublessor, Sublessor's mechanics or contractors or by Prime Lessor or any other tenant or their contractors. If at any time such entry shall cause disharmony or interference, this license may be immediately withdrawn by Sublessor.

     Worker's compensation and public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Sublessor, shall be provided and at all times maintained by Sublessee or Sublessee's contractors engaged in the performance of any work and, before proceeding with any work, certificates of such insurance shall be furnished to Sublessor.

     Any such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Sublease except the covenant to pay Rent.

4.2  FIXTURES AND EQUIPMENT

     Sublessee shall be entitled to use all built-in fixtures and equipment, including fume hoods physically located in the Premises as of the Commencement Date. Sublessee shall, at its expense, maintain and repair such fixtures and equipment in good order, repair and condition and shall surrender all such fixtures and equipment to Sublessor in such condition at the end of the term, reasonable wear and tear and damage by fire or other casualty excepted.

                                    ARTICLE V

                         USE, ASSIGNMENT AND SUBLETTING
                         ------------------------------

5.1  PERMITTED USE; ACCESS

     Sublessee agrees that the Premises shall be used and occupied for the Permitted Uses only. During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises. Sublessee acknowledges and understands that it shall be responsible, at its expense, for providing any janitorial, cleaning, equipment and fixture maintenance and security services necessary for Sublessee's use and occupancy of the Premises. Sublessee shall have access to the Premises and the appurtenant common areas of the Building 24 hours per day, seven days per week, subject to such "after hours" security systems, rules and regulations as Prime Lessor may from time to time impose.

5.2  ASSIGNMENT AND SUBLETTING

     Sublessee shall not, without the prior written consent of both Sublessor (which consent shall not be unreasonably withheld or delayed) and Prime Lessor by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder or sublet or permit the Premises or any part thereof to be used or occupied by others. Notwithstanding any such consent, Sublessee shall remain liable to Sublessor for the payment of all rent and for the performance of the covenants and conditions of this Sublease (which liability, following any assignment, shall be joint and several with the assignee).

                                   ARTICLE VI

                               RENT AND UTILITIES
                               ------------------

6.1  RENT

     (a) The Rent (specified in Section 1.1 hereof) and any additional rent or other charges payable pursuant to this Lease shall be payable by Sublessee to Sublessor by mailing such rent payment to Genzyme Corporation, P.O. Box 3486, Boston, Massachusetts 02241-3486 (or such other place as Sublessor may from time to time designate by notice to Sublessee).

     (b) Rent shall be payable in advance on the first (1st) day of each and every calendar month during the term of this Sublease.

     (c) Rent for any partial month shall be paid by Sublessee to Sublessor at such rate on a prorata basis. Other charges payable by Sublessee on a monthly basis, as hereinafter provided, shall likewise be prorated.

     (d) All Rent and other amounts due under this Sublease shall be made without demand, offset or deduction. Sublessee shall be entitled to a fair and equitable share of all abatements of rent and rent adjustments set forth in the Prime Lease which Sublessor has been granted with respect to the Premises.

     (e) Sublessee represents and Sublessor acknowledges that, as of the Commencement Date and for the period of approximately six months thereafter, Sublessee expects to use the approximately 2,638 rentable square foot portion of the Premises identified on Exhibit A as the "Expansion Space" for only limited purposes. Accordingly, Sublessor hereby agrees that Sublessee shall have no obligation to pay any rent with respect to the Expansion Space until May 1, 1997. From and after May 1, 1997, however, full rent shall be due and payable with respect to the Expansion Space. Sublessor shall provide Sublessee with such "free rent" for the Expansion Space by applying to Sublessee's rental account for each month that Sublessee qualifies for free rent, a credit in the amount of $8,353.67.

     (f) It is the intention of the parties that Rent payable by Sublessee under this Sublease shall be a "gross rent" that includes amounts on account of base rent, utilities, operating expenses and real estate taxes payable by Sublessee to Sublessor; i.e.; except under the limited circumstances set forth in Section
6.3 below and except for Sublessee's obligations under Section 9.3 to pay for parking spaces, Sublessee shall have no obligation to make any payments to Sublessor other than the Rent specified in Section 1.1.

6.2  LATE PAYMENTS; ADDITIONAL RENT

     If any installment of Rent, additional rent or other charges is not paid within five (5) business days of the date such payment is due and payable, then Sublessee shall pay to Sublessor a late charge of five percent (5%) of the amount of such payment. In addition, if Sublessee shall fail to make any such payment within thirty (30) days after the due date, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by The First National Bank of Boston from the date such payment became due to the date of payment thereof by Sublessee; provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of Base Rent due hereunder.

6.3  EXCESS UTILITY COSTS

     If Sublessor, in its reasonable judgment, determines that Sublessee is using excessive quantities of HVAC, electricity or water (for purposes of this Sublease, "excessive quantities" shall mean quantities more than 10% higher than the quantities being consumed by Sublessor [calculated on a per square foot basis] in portion of the Leased Premises used by Sublessor for purposes comparable to Sublessee's use of the Premises), Sublessee shall, upon receipt of a written invoice therefor, reimburse Sublessor for the cost of any such excess.

                                   ARTICLE VII

                                    CASUALTY
                                    --------

7.1  CASUALTY AND RESTORATION

     If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty then Sublessee shall promptly notify Prime Lessor and Sublessor. Under the Prime Lease the Prime Lessor is obligated, as soon as possible thereafter, to repair or restore the Premises to the extent and in the manner set forth in Section 17 of the Prime Lease. If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and either such party so elects to terminate the Prime Lease, then the Prime Lease shall cease and come to an end and this Sublease shall similarly terminate. In addition, if damage is of the type which would entitle Sublessor to terminate the Prime Lease, Sublessee shall have the right to terminate this Sublease by giving both Sublessor and the Prime Lessor written notice of such termination within the applicable notice period set forth in Section 17 of the Prime Lease. Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises.

     If during the Sublease Term the Building shall be partially or substantially damaged by fire or casualty and if such partial or substantial damage shall materially interfere with the Sublessee's use of the Premises as contemplated by this Sublease, a just amount of the rent and other charges payable by the Sublessee hereunder shall be equitably abated or adjusted for the period in which, by reason of such damage, there is such interference with the use of the Premises, but only to the extent that Sublessor is also entitled to an abatement under the Prime Lease on account of such fire or casualty that is equitably allocable to the Premises subleased hereunder.

                                  ARTICLE VIII

                                 EMINENT DOMAIN
                                 --------------

8.1  EMINENT DOMAIN

     Should the Building or any part thereof be taken by eminent domain and such taking (or damage caused by such taking) is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and either such party elects to terminate the Prime Lease, then, and in that event, the Prime Lease shall cease and come to an end and this Sublease shall cease and come to an end, and the Rent shall be apportioned as of the date of the termination notice.

     If any such taking renders the remaining portion of the Premises unsuitable for the purposes of Sublessee (in Sublessee's reasonable judgment), then Sublessee shall have the right to terminate this Sublease by written notice to Sublessor which shall be within sixty (60) days of the public recording of such taking. In the event of termination by Sublessee as set forth above, the Rent shall be apportioned as of the date of such termination notice. In addition, if any taking is of the type which would entitle Sublessor to terminate the Prime Lease, Sublessee shall have the right to terminate this Sublease by giving both Sublessor and the Prime Lessor written notice of such termination within the applicable notice period set forth in Section 17A of the Prime Lease.

     In the event of a taking described in Section 17A of the Prime Lease, the rent and other charges payable hereunder, or a fair and just proportion thereof according to the nature and extent of the loss of use, shall be suspended or abated, but only to the extent that Sublessor is also entitled to an abatement or suspension under the Prime Lease on account of such taking that is equitably allocable to the Premises subleased hereunder.

     Sublessor reserves, and Sublessee grants to Sublessor all rights which the Sublessee may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the Sublessee's fixtures, personal property or equipment, if any, the Sublessee's right to relocation expenses, if any, and the Sublessee's right for business interruption, if any.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

9.1  NO BROKERAGE

     The parties represent that they have dealt with no real estate broker or agent in connection with this Sublease other than Robert Richards of Fallon Hines & O'Connor, and in the event of any brokerage claims against Sublessor from any broker other than Fallon, Hines & O'Connor, predicated upon prior dealings with Sublessee, Sublessee hereby agrees to defend, indemnify and hold harmless Sublessor from and against any such claim.

9.2  NOTICES

     Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid:

     If intended for Sublessor, addressed to it at the mailing address set forth on the first page of this Lease, with a copy to Sublessor's attorneys, Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108,
     Attention: Maureen P. Manning, Esquire and Thomas G. Schnorr, Esquire (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

     If intended for Sublessee, addressed to it at the Premises to the attention of the Director of Finance (or to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

All such notices shall be effective upon receipt or refusal to receive.

9.3  PARKING

     Under the terms of the March 8, 1996, Third Amendment to the Prime Lease, Sublessor is entitled, as a right appurtenant to the Leased Premises, to use a certain number of parking spaces in the One Kendall Square Parking Garage upon payment of the then current monthly parking fee determined in accordance with the last paragraph of Section 4 of the Prime Lease. Sublessor shall make available to Sublessee during the term of this Sublease, at Sublessee's expense, the right to use up to 16 of such parking spaces in such garage.

9.4  PRIME LESSOR CONSENT

     This Sublease shall not be effective until and unless Prime Lessor has given its consent hereto. Sublessor shall not be responsible for the failure of Prime Lessor to consent to this Sublease.

     EXECUTED UNDER SEAL.

                   Sublessor:                 GENZYME CORPORATION
                                              By  /S/ EVAN M. LEBSON
                                              --------------------------------
                                              Its Vice President and Treasurer
                                              hereunto duly authorized


                   Sublessee:                 DYAX CORP.

                                              By  /S/ HENRY E. BLAIR
                                              ---------------------------------
                                              Its Chairman
                                              hereunto duly authorized

                              [GENZYME LETTERHEAD]



                                January 23, 1998


Dyax Corp.
One Kendall Square, Bldg. 600
Cambridge, MA 02139
Attention: Director of Finance

         Re: Sublease dated as of September 21, 1996, between Genzyme Corporation, as Sublessor, and Dyax Corp., as Sublessee, with respect to premises consisted of approximately 16,183 square feet located on the Fifth Floor of Building 600 at One Kendall Square, Cambridge, Massachusetts


Gentlemen:

     The purpose of this letter is to confirm the agreement that we reached on December 31, 1997 to extend the term of the captioned Sublease as of December 31, 1997 as follows:

     1. The expiration date of the Sublease is hereby extended from September 30, 1998, through and including December 31, 1999 (such extension period is referred to as the "Extended Term").

     2. Sublessee has no rights or options to extend the term of the Sublease beyond such expiration date.

     3. Except as amended hereby, the Sublease remains unchanged and in full force and effect.

     Please acknowledge your agreement to the foregoing by having the two enclosed copies of this letter signed by an authorized officer of Dyax Corp. Once this letter is so





                     [This space intentionally left blank.]

Dyax Corporation
January 23, 1998
Page 2




signed and returned to me and approved by Prime Lessor, this letter shall constitute an amendment to the Sublease.

                                                  Very truly yours,

                                                  GENZYME CORPORATION


                                                  By: /s/ Peter Wirth
                                                      --------------------------
                                                      Peter Wirth
                                                      Executive Vice President
                                                      Chief Legal Officer


Enclosures (2)
cc:  Thomas G. Schnorr, Esquire



Accepted and Agreed to this 23rd day of January, 1998:


DYAX CORP.


By: /s/ Henry E. Blair
    --------------------------------
    Its President
    Hereunto duly authorized


The undersigned, as successor to the Trustees of Old Kendall Realty Trust as Prime Lessor, hereby consents to the foregoing:

OLD KENDALL PROPERTY LLC


By: /s/ Allan R. Jones, President, Managing Member
   --------------------
Dated: January 26, 1998